Exhibit 99.2

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”), made and entered into as of February 28, 2006 (the “Effective Date”), is by and between CHARTER COMMUNICATIONS, INC, a Delaware corporation (“Corporation”), and MICHAEL J. LOVETT, an individual resident of Missouri (the “Executive”).

RECITALS

The Corporation desires to employ the Executive as its Executive Vice President and Chief Operating Officer effective as of the Effective Date, and the Executive desires to accept such employment effective as of the Effective Date, on the terms and conditions set forth herein.

AGREEMENT

The parties, intending to be legally bound, agree as follows:

Section 1. Employment. The Corporation hereby employs the Executive, and the Executive hereby accepts employment, all on the terms and conditions herein. This Agreement amends, supersedes and replaces the Employment Agreement, dated March 31, 2005, by and between Charter Communications, Inc. and Michael J. Lovett.

Section 2. Services; Extent of Services.

(a) Duties and Responsibilities. The Executive is hereby employed as the Executive Vice President and Chief Operating Officer of the Corporation, the authority, duties and responsibilities of which will be as follows: the Executive will (i) manage, review and supervise the operations and support functions under his direct control; (ii) report to the Chief Executive Officer; and (iii) comply with the various policies, procedures and codes of conduct of the Corporation in effect from time to time which apply to other employees and executive officers.

(b) Full Business Attention. The Executive will devote his full business attention and energies to the business of the Corporation during the Term (as defined below) and unless otherwise mutually agreed will physically report and will render all the Executive’s services contemplated hereunder to the Corporation at its offices in the St Louis, Missouri area; provided, however, that the foregoing requirement to render services in St Louis shall not apply when the Executive is traveling on company business.

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(c)  Other Activities. Notwithstanding anything to the contrary contained in Section 2(b),  the Executive will be permitted to engage in the following activities, provided that such activities do not materially interfere or conflict with the Executive’s duties and responsibilities to the Corporation:

(i)  the Executive may serve on the governing boards of, or otherwise participate in, a reasonable number of trade associations and charitable organizations whose purposes are not inconsistent with the activities and the image of the Corporation;

(ii)  the Executive may engage in a reasonable amount of charitable activities and community affairs; and

(iii)  subject to the prior approval of the Nominating / Corporate Governance Committee of the Board of Directors of the Corporation, the Executive may serve on the board of directors of up to one business corporation or other for-profit entity (other than boards on which Executive serves at the Corporation’s request), provided that they do not provide services to or compete, directly or indirectly, with the Corporation or otherwise violate the Corporation’s conflict of interest policies.

Section 3. Compensation.

(a) Base Salary. In consideration of the services provided hereunder, the Corporation shall pay the Executive during the Term a salary at an annual rate of $700,000 per year (the “Base Salary”) in regular installments in accordance with the Corporation’s pay practices for executive officers generally. This Base Salary will be reviewed on an annual basis and may be adjusted upward at the discretion of the Board.

(b) Bonus. During the Term, the Executive will be entitled to receive cash bonus payments in an amount per year targeted at 100% of the amount of the Base Salary in accordance with the senior management bonus plan. If the Executive is terminated for any reason other than Cause, he shall receive a pro-rated bonus no later than thirty (30) days following the date of termination in accordance with the level of payout for the bonus plan and subject to approval by the board. The pro-rated bonus will be calculated based upon financial results for the fiscal year in question as of the end of the month immediately prior to the month in which employment terminated.

(c) Benefits. During the Term, the Executive will be entitled to the following benefits:

(i)  Employee Benefit Plans. The Executive will be entitled to participate in all employee benefit plans of the Corporation (including

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incentive or equity compensation plans) on such terms as are offered for the general benefit of other senior executive officers of the Corporation, subject to the provisions of such plans as may be in effect from time to time.

(ii) Vacation; Sick Leave.   The Executive will be entitled to vacation and sick leave on such terms as are offered for the benefit of other senior executives of the Corporation in accordance with and upon the terms of Corporation policies.

(d) Expense Reimbursement. The Corporation shall reimburse the Executive, in accordance with the Corporation’s policies, for all reasonable business expenses incurred by the Executive in connection with the performance of the Executive’s obligations hereunder.

(e) Taxes. All payments made by the Corporation under this Agreement will be subject to withholding of such amounts as is required pursuant to any applicable law or regulation.

(f)  Equity Awards.

(i) Restricted Stock. As of the Effective Date, Executive shall be granted an award of 150,000 restricted shares of the Corporation’s common stock pursuant to the terms of the Charter Communications, Inc. 2001 Stock Incentive Plan (the “Stock Incentive Plan”) and the standard restricted stock agreement issued under that Stock Incentive Plan, except that the agreement shall provided that all restricted shares shall vest, and all restrictions thereon shall lapse in the event that (x) Executive’s employment with the Corporation terminates for any reason, other than for “Cause”, Death or Disability, within sixty (60) days following a “Change in Control”, (y) Executive’s employment is lawfully terminated by the Corporation without Cause pursuant to Section 5 (b), or (z) Executive’s employment is lawfully terminated for Good Reason pursuant to Section 5 (d) . Except as provided above, these restricted shares will vest, during Executive’s employment, annually in equal installments as follows: one-third on the first anniversary of the Effective Date, an additional one-third on the second anniversary of the Effective Date and the remaining one-third on the third anniversary of the Effective Date. In addition, on the first anniversary of the Effective Date, if Executive has been continuously employed by the Corporation, Executive shall be granted an award of 300,000 restricted shares of the Corporation’s common stock pursuant to the terms of the Stock Incentive Plan and the standard restricted stock agreement issued under that Stock Incentive Plan, except that the agreement shall provide that all restricted shares shall vest, and all restrictions thereon shall lapse in the event that (x) Executive’s employment with the Corporation terminates for any reason, other than for “Cause”, Death or Disability, within sixty (60) days following a “Change in Control”, (y) Executive’s employment is lawfully terminated by the Corporation

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without Cause pursuant to Section 5 (b), or (z) Executive’s employment is lawfully terminated for Good Reason pursuant to Section 5 (d). Except as provided above, these restricted shares will vest, during Executive’s employment, annually in equal installments as follows: one-third on the second anniversary of the Effective Date, an additional one-third on the third anniversary of the Effective Date and the remaining one-third on the fourth anniversary of the Effective Date.

(ii) Stock Options. As of the Effective Date, Executive shall be granted options to purchase 432,000 shares of the Corporation’s common stock pursuant to the terms of the Stock Incentive Plan and the standard stock option agreement issued under that plan, except that the agreement shall provide that all granted options shall vest and become immediately exercisable in the event that during the Term (x) Executive’s employment with the Corporation terminates for any reason, other than for “Cause”, Death or Disability, within sixty (60) days following a “Change in Control”, (y) Executive’s employment is lawfully terminated by the Corporation without Cause pursuant to Section 5 (b), or (z) Executive’s employment is lawfully terminated for Good Reason pursuant to Section 5 (d). In addition, on the first anniversary of the Effective Date, if Executive has been continuously employed by the Corporation, Executive shall be granted options to purchase 864,000 shares of the Corporation’s common stock pursuant to the terms of the Stock Incentive Plan and the standard stock option agreement issued under that plan, except that the agreement shall provide that all granted options shall vest and become immediately exercisable in the event that during the Term (x) Executive’s employment with the Corporation terminates for any reason, other than for “Cause”, Death or Disability, within sixty (60) days following a “Change in Control”, (y) Executive’s employment is lawfully terminated by the Corporation without Cause pursuant to Section 5 (b), or (z) Executive’s employment is lawfully terminated for Good Reason pursuant to Section 5 (d). The option price shall be the fair market value for the shares as of the grant date as determined according to the Corporation’s standard practices.

(iii) Performance Units. As of the Effective Date, Executive shall be granted an award of 259,200 Performance Units pursuant to the terms of the Stock Incentive Plan, which Executive will be eligible to earn on the same terms that apply to other of the Corporation’s executives generally under that plan, except that the applicable agreement shall provide that the Executive shall be entitled to full vesting and nonforfeitability, as of the termination date, of any right to receive Shares in satisfaction of the Performance Units, with the number (if any), and the timing of delivery, of Shares determined as if the Executive’s employment with the Corporation had continued indefinitely, in the event that during the Term (x) Executive’s employment with the Corporation terminates for any reason, other than for “Cause”, Death or Disability within sixty (60) days following a “Change in Control”, (y) Executive’s employment is lawfully terminated by the Corporation without Cause pursuant to Section 5 (b), or (z) Executive’s employment is lawfully terminated for Good Reason pursuant to

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Section 5 (d). For purposes of this participation, Executive will be eligible to earn these shares over a one (1) year performance cycle January 2006-December 2006, based on performance against objective performance criteria established by the Board and applicable to other senior executive participants. In addition, on the first anniversary of the Effective Date, if Executive has been continuously employed by the Corporation, Executive shall be granted an award of 518,400 Performance Units pursuant to the terms of the Stock Incentive Plan, which Executive will be eligible to earn on the same terms that apply to other of the Corporation’s executives generally under that plan, except that the applicable agreement shall provide that the Executive shall be entitled to full vesting and nonforfeitability, as of the termination date, of any right to receive Shares in satisfaction of the Performance Units, with the number (if any), and the timing of delivery, of Shares determined as if the Executive’s employment with the Corporation had continued indefinitely, in the event that during the Term (x) Executive’s employment with the Corporation terminates for any reason, other than for “Cause”, Death or Disability within sixty (60) days following a “Change in Control”, (y) Executive’s employment is lawfully terminated by the Corporation without Cause pursuant to Section 5 (b), or (z) Executive’s employment is lawfully terminated for Good Reason pursuant to Section 5 (d). For purposes of this participation, Executive will be eligible to earn these shares over a three (3) year performance cycle January 2007-December 2009, based on performance against objective performance criteria established by the Board and applicable to other senior executive participants.

(iv) Accelerated Vesting. In the event that Executive’s employment with the Corporation terminates for any reason, other than for “Cause”, Death or Disability, within sixty (60) days following a “Change in Control”, or if Executive’s employment is lawfully terminated by the Corporation without Cause pursuant to Section 5 (b), or if Executive’s employment is lawfully terminated for Good Reason pursuant to Section 5 (d), then the Equity Awards the Executive has received under this Agreement shall vest as described above to the extent permitted by applicable law and the applicable plans and award agreements. In addition, to the extent permitted by applicable law and the applicable plans and award agreements, all restricted shares received by Executive prior to the Effective Date of this Agreement, shall also vest as described in Section 3(f)(i) above; all stock options received by Executive prior to the Effective Date of this Agreement, shall also vest and become immediately exercisable as described in Section 3(f)(ii) above; all performance shares received by the Executive prior to the Effective Date of this Agreement, shall also vest as described in Section 3(f)(iii) above.

(g) Relocation. The Corporation has previously reimbursed the Executive for expenses incurred by the Executive in connection with relocating his family to a new primary residence in the St Louis Missouri metropolitan area in accordance with and upon the terms of the Corporation’s relocation policy in effect at the time. If the Executive’s employment is terminated for any reason

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other than Cause prior to March 31, 2007, he will receive reasonable relocation expenses back to the city of his choice within the 48 contiguous states in accordance with and upon the terms of the Corporation’s relocation policy at the time.

Section 4. Term.  The term of this Agreement will commence on the Effective Date and will continue for a term of three (3) years following the Effective Date (the “Term”), unless earlier terminated pursuant to the provisions of Section 5 below. This contract will be reviewed and considered for extension at 18-month intervals during Executive’s employment during the Term.

The provisions of Sections 8-10 and any other provisions relating to their enforcement survive termination of employment and termination of this Agreement.

Section 5.  Termination of Employment.

(a) Termination by Corporation for Cause. The Executive’s employment by the Corporation will terminate immediately upon written notice to the Executive if the Corporation elects to discharge the Executive for Cause. For purposes hereof, “Cause” means:

    (i)  the Executive’s act of fraud, misappropriation, or embezzlement with respect to the Corporation;

    (ii)  the Executive’s indictment for, conviction of, or plea of guilt or no contest to, any felony;

   (iii)  the Executive’s admission of liability of, or finding of liability for, the violation of any “Securities Laws.” As used herein, the term “Securities Laws” means any federal or state law, rule or regulation governing the issuance or exchange of securities, including without limitation the Securities Act of 1933, the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder; or

   (iv)  a determination by any agency or instrumentality of any state or the United States of America, including but not limited to the United States Department of Justice, the United States Securities and Exchange Commission or any committee of the United States Congress, that the Executive’s employment impairs or impedes the ability of such agency or instrumentality to conduct investigations, and/or prosecute proceedings, into the actions or in-actions of any current or former employee of the Corporation (collectively, the “Investigations”);

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    (v)   the Executive’s failure after reasonable prior written notice to comply with any valid and legal directive of the Chief Executive Officer or the Board of Directors of the Corporation; or

    (vi)     Other than as provided in Sections 5(a)(i) - (v) above, the Executive’s material breach of any provision of this Agreement that is not remedied within fifteen (15) days of the Executive being provided written notice thereof from the Corporation.

Repeated breaches of a similar nature shall not require additional notices as provided Section 5(a)(v) or (vi).

(b)  Termination by Corporation Without Cause. The Corporation may terminate the Executive’s employment without Cause upon at least thirty (30) days’ prior written notice to the Executive.

(c) Death or Disability. The Executive’s employment by the Corporation will immediately terminate upon the Executive’s death and, at the option of either the Executive or the Corporation, exercisable upon written notice to the other party, may terminate upon the Executive’s Disability. For purposes of this Agreement, “Disability” will occur if (i) the Executive becomes eligible for full benefits under a long-term disability policy provided by the Corporation, if any, or (ii) the Executive has been unable, due to physical or mental illness or incapacity, to perform the essential duties of his employment with reasonable accommodation for a continuous period of ninety (90) days or an aggregate of one-hundred eighty (180) days during any consecutive 12-month period.

(d) Termination by the Executive for Good Reason. The Executive may terminate the Executive’s employment at any time upon at least thirty (30) days’ written notice to the Corporation specifying the basis for the claim of Good Reason (if the Corporation fails to cure such event or rectify the basis for the claim of Good Reason within such thirty-day period) (any such termination referenced in clauses (i)-(v) below, constituting termination for “Good Reason”):

    (i)  if the Corporation fails to make the payments or offer the benefits required by Section 3 hereof within thirty (30) days after any such payments or benefits are due;

    (ii)  if the Executive’s duties, authority or responsibilities as Chief Operating Officer are substantially diminished, regardless of whether such diminution of duties is accompanied by a change in the Executive’s title;

    (iii)  if the Corporation requires the Executive to change the Executive’s principal place of business from the greater metropolitan St. Louis, Missouri area without the Executive’s consent (it being understood

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that required travel from such location shall not be a change in such principal place of business); or

(iv) except as otherwise set forth in clauses (i), (ii) and (iii) above, if the Corporation materially breaches any of its other duties hereunder.

(e)  Termination by the Executive without Good Reason. The Executive may terminate the Executive’s employment without Good Reason upon at least thirty (30) days’ prior written notice to the Corporation.

(f)  Change in Control. The Executive may terminate the Executive’s employment within the sixty (60) day period immediately following a “Change in Control” for any reason. For purposes of this Agreement, a “Change in Control” will be deemed to have taken place if, whether in a single transaction or a series of transactions:

    (i)  any person or entity, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, other than the Corporation, or any employee benefit plan of the Corporation or any of its subsidiaries, becomes the beneficial owner of Corporation securities having 50% or more of the combined voting power of the then outstanding securities of the Corporation that may be cast for the election of directors of the Corporation (other than as a result of the issuance of securities initiated by the Corporation in the ordinary course of business). This does not include, and a Change in Control does not result from, any transaction or series of transactions where any individual or group who as of the Effective Date own in the aggregate more than 30% of the Corporation’s outstanding capital stock (collectively, and individually, a “Controlling Shareholder”) acquire additional shares, or any situation where following the transaction or series of transactions in question the Controlling Shareholder retains effective voting control of the Corporation;

         (ii)  as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, or any combination of the foregoing transactions, the holders of all the Corporation’s securities entitled to vote generally in the election of directors of the Corporation immediately prior to such transaction constitute, following such transaction, less than a majority of the combined voting power of the then-outstanding securities of the surviving entity (or in the event each entity survives, the surviving entity that is the parent entity) entitled to vote generally in the election of the directors of such surviving entity (or in the event each entity survives, the surviving entity that is the parent entity) after such transactions; or

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    (iii)  the Corporation sells, transfers or leases all or substantially all of the assets of the Corporation and its subsidiaries, collectively. This does not include, and a Change in Control does not result from, a sale, lease or transfer to a Controlling Shareholder or to an entity majority-owned, controlled by or under common control with a Controlling Shareholder.

Section 6.  Effect of Termination.

    (a)  Termination by the Corporation for Cause; Termination by the Executive Without Good Reason. Upon termination of Executive’s employment (i) by the Corporation for Cause pursuant to Section 5(a) above, or (ii) by the Executive without Good Reason pursuant to Section 5(e) above, the Executive only will be entitled to receive (i) base salary and bonus payments, payments in respect of accrued but unpaid vacation and reimbursement for business expenses, in each case due, accrued or payable as of the date of such termination, and (ii) such vested stock options and other benefits as the Executive may be entitled to receive under any stock option or other employee benefit plan, but will not be entitled to receive the Severance Payment (as defined in Section 6(c) below).

    (b) Other Termination. Upon termination of the Executive’s employment (i) by the Corporation without Cause pursuant to Section 5(b) above (including termination without Cause following a Change in Control), (ii) by the Corporation or the Executive as the result of the death or Disability of the Executive pursuant to Section 5(c) above, (iii) by the Executive within the sixty (60) day period immediately following a Change in Control pursuant to Section 5 (f), or (iv) by the Executive for Good Reason pursuant to Section 5(d) above, the Executive only will be entitled to receive (1) base salary and any outstanding bonus payments due in accordance with Section 3 (b) and payments in respect of accrued but unpaid vacation and reimbursement for business expenses, in each case due, accrued or payable as of the date of such termination), (2) such vested stock options and other benefits as Executive may be entitled to receive under any equity incentive plan or any other stock option or other employee benefit plan, and (3) the Severance Payment (as determined pursuant to Section 6(c) below and subject to the conditions spelled out in this Agreement). Fifty percent (50%) of the Severance Payment will be payable within fifteen (15) days after termination of employment and satisfaction of all conditions to payment, and the balance of the Severance Payment will be payable in equal instalments on the Corporation’s regular paydays over the balance of the Term.

        (c)  Severance Payment. For purposes of this Agreement, “Severance Payment” means:

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(i) in the event of any termination by the Corporation without Cause pursuant to Section 5(b) above (including termination without Cause following a Change in Control), an amount equal to the Executive’s Base Salary for the number of months remaining in the Term at the date of termination;

(ii)  in the event of any termination by the Executive for Good Reason pursuant to Section 5(d), or in the event of a termination by Executive within sixty (60) days following a Change in Control, an amount equal to the Executive’s Base Salary for the number of months remaining in the Term at the date of termination;

(iii)   in the event of any termination by the Corporation or the Executive as the result of the death or Disability of the Executive pursuant to Section 5(c) above, an amount equal to the Executive’s Base Salary for a period of three (3) full months (which payment shall be in addition to and not in lieu of any benefits payable to the Executive under any group long-term or short-term disability insurance plan of the Corporation in which the Executive participates).

Notwithstanding any provision of this Agreement to the contrary, the Severance Payment (or any other payment called for by this Agreement to be paid following termination of employment) will not be made within the period of time following termination of employment that would result in the application of Section 409A of the Internal Revenue Code, and the Severance Payment is subject to forfeiture for violations of Section 8 or 9 of this Agreement (in addition to any other remedies available to the Corporation for a breach of such provisions). The amount of Severance Payment to be forfeited shall be prorated based upon the date of the violation.

(d) Excise Tax Limitation. (1) To the extent that any payment, distribution, or acceleration of vesting to or for the benefit of the Executive by the Corporation (within the meaning of Section 280G of the Code and regulations thereunder), whether paid or payable or distributed or distributable pursuant to the terms of this Agreement, an incentive stock plan, a cash award plan, or otherwise (the "Total Payments") is or will be subject to the excise tax imposed under Section 4999 of the Code (the "Excise Tax"), then the Total Payments shall be reduced (but not below zero) if and to the extent that a reduction in the Total Payments would result in the Executive retaining a larger amount, on an after-tax basis (taking into account federal, state and local income taxes and the Excise Tax), than if the Executive received the entire amount of such Total Payments. Unless the Executive shall have given prior written notice specifying a different order to the Corporation to effectuate the foregoing, Charter shall reduce or eliminate the Total Payments by first reducing or eliminating the portion of the Total Payments which are payable in cash and then by reducing or eliminating

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non-cash payments, in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Determination (as hereinafter defined). Any notice given by the Executive pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing the Executive's rights and entitlements to any benefits or compensation.

(2) The determination of whether the Total Payments shall be reduced as provided in Section 6 (d)(1), and what the amount of such reduction should be, shall be made at the Corporation's expense by an accounting firm selected by the Executive from among the six largest accounting firms in the United States or at the Executive's expense by an attorney selected by the Executive. Such accounting firm or attorney (the "Determining Party") shall provide its determination (the "Determination"), together with detailed supporting calculations and documentation to the Corporation and the Executive within ten (10) days of the termination of Executive's employment. If the Determining Party determines that no Excise Tax is payable by the Executive with respect to the Total Payments, it shall furnish the Executive with an opinion reasonably acceptable to the Executive that no Excise Tax will be imposed with respect to any such payments and, absent manifest error, such Determination shall be binding, final and conclusive upon the Corporation and the Executive. If the Determining Party determines that an Excise Tax would be payable, the Corporation shall have the right to accept the Determination of the Determining Party as to the extent of the reduction, if any, pursuant to Section 5.7 (a), or to have such Determination reviewed by an accounting firm selected by the Corporation, at the Corporation's expense. If Charter's accounting firm and the Determining Party do not agree, a third accounting firm shall be jointly chosen by the Determining Party and the Corporation, in which case the determination of such third accounting firm shall be binding, final and conclusive upon the Corporation and the Executive.

Section 7.  Miscellaneous.

(a)  Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (i) delivered by hand (with written confirmation of receipt), (ii) sent by facsimile with confirmation of transmission by the transmitting equipment, (iii) received by the addressee, if sent by certified mail, return receipt requested, or (iv) received by the addressee, if sent by a nationally recognized overnight delivery service, return receipt requested, in each case to the appropriate addresses, or facsimile numbers set forth below (or to such other addresses, or facsimile numbers as a party may designate by notice to the other parties):

the Executive:       Michael J. Lovett
                     964 Greenridge Lane

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                                Castle Rock, Colorado 80104

the Corporation:                Charter Communications
                 Charter Plaza
112405 Powerscourt Drive
St Louis, MO 63131-3674
Attention: Chief Executive Officer

with a copy to:            Charter Communications
Charter Plaza
112405 Powerscourt Drive
St Louis, MO 63131-3674

Attention: Lynne Ramsey
Senior Vice President Human Resources
Fax: (205) 969-4732

(b)  Power and Authority. Each party warrants and represents that it has full power and authority to enter into and perform this Agreement, and the person signing this Agreement on behalf of such party has been properly authorized and empowered to enter into this Agreement.

(c)  Remedies. The rights and remedies of the parties to this Agreement are cumulative and not alternative.

(d)  Waiver. No failure to exercise, and no delay in exercising, on the part of either party, any privilege, any power or any right hereunder will operate as a waiver thereof, nor will any single or partial exercise of any privilege, right or power hereunder preclude further exercise of any other privilege, right or power hereunder.

(e)  Entire Agreement and Modification. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements, whether written or oral, between the parties with respect to its subject matter and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended or waived except by a written agreement signed by the party to be charged with the amendment.

(f)  Assignment. This Agreement may not be assigned by any party hereto without the prior written consent of the non-assigning party; provided, however, that the Corporation may assign this Agreement without the consent of the Executive in connection with any transaction which constitutes a Change of Control. Subject to the foregoing, this Agreement will be binding upon and shall

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inure to the benefit of (i) in the case of the Executive, his heirs, executors, administrators and legal representatives, and (ii) in the case of the Corporation, its permitted successors and assigns.

(g)  Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

(h)  Section Headings, Construction. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms. The language used in the Agreement will be construed, in all cases, according to its fair meaning, and not for or against any party hereto. The parties acknowledge that each party has reviewed this Agreement and that rules of construction to the effect that any ambiguities are to be resolved against the drafting party will not be available in the interpretation of this Agreement.

(i)  Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Missouri, without regard to the conflict of law provisions thereof. It is deemed to be entered into and accepted in the State of Missouri.

(j)  Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

(k)  Attorneys’ Fees. The parties agree that in the event it becomes necessary to seek judicial remedies for the breach or threatened breach of this Agreement, the prevailing party will be entitled, in addition to all other remedies, to recover from the non-prevailing party all costs of such judicial action, including but not limited to, costs of investigation and defense and reasonable attorneys’ fees and expenses, and also including all such expenses related to any appeal.

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          (l)  Further Assurances. Each party hereto shall perform such further acts and execute and deliver such further documents as may be reasonably necessary to carry out the provisions of this Agreement.

(m)   No Third Party Beneficiary. This Agreement shall not confer any rights or remedies upon any person or entity other than the parties hereto and their respective successors and assigns.

Section 8.  Non-Competition.

(a)  The Executive acknowledges and recognizes the highly-competitive nature of the business conducted by the Corporation and its subsidiaries and affiliates and accordingly agrees that, in consideration of this Agreement and the premises contained herein, he shall not, for his own benefit or for the benefit of any other person or entity other than the Corporation, during the period commencing on the Effective Date hereof and terminating on the second anniversary of the expiration or termination of the Term hereof (or termination of employment, if later than the expiration of the Term) for any reason whatsoever:

(i)  contact, solicit or service any person or entity that was a customer or prospective customer of the Corporation or any of its subsidiaries or affiliates at any time during the Term hereof (or the termination of the Executive’s employment, if later) (a prospective customer being one to which the Corporation had made a written financial proposal within twelve (12) months prior to the time of the termination of the Term); or directly solicit or encourage any customer or subscriber of the Corporation to purchase any service or product of a type offered by or competitive with any product or service provided by the Corporation, or to reduce the amount or level of business purchased by such customer from the Corporation; or take away or procure for the benefit of any competitor of the Corporation, any business of a type provided by or competitive with a product or service offered by the Corporation; or

(ii)  solicit or recruit for employment, or as a director, any person or persons who are employed by the Corporation or who were at any time (within a period of six (6) months immediately prior to the date of the termination of the Term) employed by the Corporation, otherwise interfere with the relationship between such persons and the Corporation; nor will the Executive assist anyone else in recruiting any such employee to work for another company or business or discuss with any such person his or her leaving the employ of the Corporation or engaging in a business activity in competition with the Corporation; or

(iii) perform any work as an employee, consultant, contractor, or in any other capacity with, directly or indirectly own any interest in, or directly or indirectly provide any services or advice to Cequel III (or any

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of its affiliates, or any entity invested in or owned or controlled by Cequel III or any of its principals, excluding publicly traded corporations in which such person(s) or entities own or control less than a 5% interest), or any company or business in which Cequel III or any of Cequel III’s principals own an interest (other than a publicly traded corporation in which such person(s) and entities own or control less than a 5% interest). It is understood that the principals of Cequel III are Jerry Kent and Howard Wood.

(b)   The Executive understands that the foregoing restrictions may limit his ability to earn a similar amount of money in a business similar to the business of the Corporation or its subsidiaries or affiliates, but he nevertheless believes that he has received and will receive sufficient consideration and other benefits as an employee of the Corporation and as otherwise provided hereunder to clearly justify such restrictions which, in any event (given his education, skills and ability), the Executive does not believe would prevent him from earning a living.

(c)  It is agreed that the Executive’s services hereunder are special, unique, unusual and extraordinary giving them peculiar value, the loss of which cannot be reasonably or adequately compensated for by damages, and in the event of the Executive’s breach of this Section, the Corporation shall be entitled to equitable relief by way of injunction or otherwise. If the period of time or area herein specified should be adjudged unreasonable in any court proceeding, then the period of time shall be reduced by such number of months or the area shall be reduced by elimination of such portion thereof as deemed unreasonable, so that this covenant may be enforced during such lesser period of time and in such lesser areas and scope as will grant the Corporation the maximum restriction on the Executive’s activities permitted by applicable law in such circumstances.

Section 9.  Confidential Information.

(a)  The Executive acknowledges that during the Term he will have access to and may obtain, develop, or learn of Confidential Information (as defined below).

(b)  The Executive agrees that he shall hold such Confidential Information in strictest confidence and that the Executive shall not at any time, during or after the Term, in any manner, either directly or indirectly, use (for his own benefit or otherwise), divulge, disclose or communicate to any unauthorized person or entity in any manner whatsoever any Confidential Information.

(c)  Under this Agreement, the term “Confidential Information” shall include, but not be limited to, any of the following information relating to the Corporation or its affiliates learned by the Executive during the Term or as a result of his employment with the Corporation:

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(i)  information regarding the Corporation’s business proposals, manner of the Corporation’s operations, and methods of selling or pricing any products or services;

(ii)  the identity of persons or entities actually conducting or considering conducting business with the Corporation, and any information in any form relating to such persons or entities and their relationship or dealings with the Corporation or its affiliates;

(iii)  any trade secret or confidential information of or concerning any business operation or business relationship;

(iv)  computer databases, software programs and information relating to the nature of the hardware or software and how said hardware or software are used in combination or alone;

(v)  information concerning Corporation personnel, confidential financial information, customer or customer prospect information, information concerning subscribers, subscriber and customer lists and data, methods and formulas for estimating costs and setting prices, engineering design standards, testing procedures, research results (such as marketing surveys, programming trials or product trials), cost data (such as billing, equipment and programming cost projection models), compensation information and models, business or marketing plans or strategies, deal or business terms, budgets, vendor names, programming operations, product names, information on proposed acquisitions or dispositions, actual performance compared to budgeted performance, long-range plans, results of internal analyses, computer programs and programming information, techniques and designs, and trade secrets; and

(vi) any other trade secret or information of a confidential or proprietary nature.

(d)  During the Term, the Executive shall use, divulge, disclose or communicate Confidential Information only in the scope of his employment with the Corporation and only as expressly directed or permitted by the Corporation. The Executive shall not, at any time following the expiration or termination of this Agreement for any reason whatsoever, use, divulge, disclose or communicate for any purpose any Confidential Information. The Executive shall not make or use any notes or memoranda relating to any Confidential Information except for the benefit of the Corporation, and will, at the Corporation’s request, return each original and every copy of any and all notes, memoranda, correspondence, diagrams or other records, in written or other form, that he may at any time have within his possession or control that contain any Confidential Information.

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(e)  Except as provided for herein below, the Executive agrees that he will treat the terms of this Agreement as confidential, and shall not directly or indirectly disclose them in any manner except: (i) as mutually agreed upon in writing by the parties to this Agreement; (ii) in legal documents filed with the court or any arbitrator in any action to enforce the terms of this Agreement; (iii) pursuant to a valid order or regulation; (iv) as otherwise required by law or regulation; or (v) to his attorney, financial advisors, accountant, and/or spouse, provided that prior to any such disclosure, that individual must agree to treat as confidential all information disclosed.

(f)  It is agreed that in the event of the Executive’s breach of this Section, the Corporation shall be entitled to equitable relief by way of injunction or otherwise.

(g)  Notwithstanding the foregoing, Confidential Information shall not include information which has come within the public domain through no fault of or action by the Executive or which has become rightfully available to the Executive on a non-confidential basis from any third party, the disclosure of which to the Executive does not violate any contractual or legal obligation such third party has to the Corporation or its affiliates with respect to such Confidential Information.

Section 10.  Proprietary Developments.

(a)  Any and all inventions, products, discoveries, improvements, processes, methods, computer software programs, models, techniques, or formulae (collectively, hereinafter referred to as “Developments”), made, developed, or created by the Executive (alone or in conjunction with others, during regular work hours or otherwise) during the Executive’s employment, which may be directly or indirectly useful in, or relate to, the business conducted or to be conducted by the Corporation will be promptly disclosed by the Executive to the Corporation and shall be the Corporation’s exclusive property. The term “Developments” shall not be deemed to include inventions, products, discoveries, improvements, processes, methods, computer software programs, models, techniques, or formulae which were in the possession of the Executive prior to the Term. The Executive hereby transfers and assigns to the Corporation all proprietary rights which the Executive may have or acquire in any Developments and the Executive waives any other special right which the Executive may have or accrue therein. The Executive agrees to execute any documents and to take any actions that may be required, in the reasonable determination of the Corporation’s counsel, to effect and confirm such assignment, transfer and waiver.

(b)  The Executive will execute any documents necessary or advisable, in the reasonable determination of the Corporation’s counsel, to direct the

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issuance of patents, trademarks, or copyrights to the Corporation with respect to such Developments as are to be the Corporation’s exclusive property or to vest in the Corporation title to such Developments; provided, however, that the expense of securing any patent, trademark or copyright shall be borne by the Corporation.

(c)  The parties agree that Developments shall constitute Confidential Information.

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[signature page of Employment Agreement]

IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be executed by themselves or by their duly authorized representatives as of the day and date first written above.

THE CORPORATION:
CHARTER COMMUNICATIONS

By: /s/ Lynne F. Ramsey
Name: Lynne F. Ramsey
Its: Senior Vice President-Human Resources

THE EXECUTIVE:

/s/ Michael J. Lovett
MICHAEL J. LOVETT